UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2009

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As disclosed in Ashland Inc.’s Form 10-Q for the quarter ended December 31, 2008, Hercules Incorporated (“Hercules”), a wholly owned subsidiary of Ashland Inc. acquired pursuant to a merger completed in November 2008, was a defendant in approximately thirty-one lawsuits (including two purported class actions) in which plaintiffs alleged that exposure to Agent Orange caused them to sustain various personal injuries. Hercules was also sued in a purported class action filed by The Vietnam Association for Victims of Agent Orange/Dioxin and several individuals who claimed to represent between two and four million Vietnamese who alleged that Agent Orange used by the United States during the Vietnam War caused them or their families to sustain personal injuries.  The U.S. District Court for the Eastern District of New York dismissed all of the lawsuits then pending, including the lawsuit brought by The Vietnam Association for Victims of Agent Orange/Dioxin, and the U.S. Court of Appeals for the Second Circuit affirmed the dismissals in 2008.  On March 2, 2009, the U. S. Supreme Court denied plaintiffs’ Petition for Writ of Certiorari, effectively ending this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

March 3, 2009	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and
General Counsel